UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 6, 2014
Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668-4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 10, 2014, Royal Bancshares of Pennsylvania, Inc., a Pennsylvania corporation (“Royal”), entered into a Securities Purchase Agreement (the “SPA”) with a group of institutional investors (the “Institutional Investors”), pursuant to which Royal has agreed to sell in the aggregate 2,400,000 shares of Class A common stock, $2.00 par value per share, of Royal (“Class A common stock”) to the Institutional Investors.  Royal also entered into an Investment Agreement dated March 6, 2014 (the “Investment Agreement”) with Emerald Advisers, Inc. (“Emerald”), pursuant to which Royal agreed to sell 2,400,000 shares of Class A common stock to Emerald.  The shares will be sold at a price of $1.20 per share in both transactions.

The SPA and the Investment Agreement were entered into by Royal in connection with a private placement of its Class A common stock in which Royal has entered into binding commitments to issue and sell a total of 11,656,666 shares of Class A common stock to investors, including the shares being purchased by Emerald and the Institutional Investors (the “Private Placement”). The Private Placement was approved by Royal's shareholders at its 2013 annual meeting. All shares issued in the Private Placement will be sold at a price of $1.20 per share.  Royal’s obligation to issue such shares in the Private Placement, and the purchasers’ obligation to purchase such shares, is contingent on, among other things (i) Royal receiving approval from the Board of Governors of the Federal Reserve to bid to purchase shares of Royal’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP Shares”) in the auction of such TARP Shares (the “Auction”) to be conducted by the United States Department of the Treasury (the “Treasury”), and (ii) at least part of Royal’s bid to purchase such TARP Shares being accepted in such Auction.  The number of shares to be issued in the Private Placement is subject to adjustment based on the total purchase price of the TARP Shares that Royal is successful in purchasing in the Auction.  In addition, no purchaser will be obligated to purchase, and Royal will not be obligated to issue shares to any purchaser, if after giving effect to the issuance of such shares such purchaser would own more than 9.9% of the Class A common stock outstanding, except for exisiting shareholders who currently own in excess of that amount.  The date of the Auction has not been scheduled as of the date of this Current Report.

The SPA and the Investment Agreement contain customary representations and warranties from Royal and the parties thereto.  In addition to the condition that at least part of Royal’s bid to purchase TARP Shares in the Auction is accepted, each of the parties to the SPA and the Investment Agreement have agreed to customary closing conditions and covenants.  The SPA and the Investment Agreement also contain customary indemnification obligations by the parties, including with respect to breaches of representations, warranties and covenants, subject to the limitations set forth in such agreements.

The Institutional Investors and Royal have also entered into a Registration Rights Agreement pursuant to which Royal has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the shares of Class A common stock issued to the Institutional Investors in the Private Placement.  Royal is obligated to file such registration statement not later than the 30th calendar day after the closing on the sale of such shares and to use commercially reasonable efforts to cause such registration statement to be declared effective, subject to certain exceptions, the earlier of (i) the 90th calendar day after the closing on the sale of such shares (or the 120th calendar day in the event that such registration statement is subject to review by the SEC), and (ii) if Royal is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review, then the 5th trading day after such notification date.  Royal will be required to make certain payments as liquidated damages under the Registration Rights Agreement to the Institutional Investors in certain circumstances if such registration statement is not (i) filed with the SEC within the specified time period, (ii) declared effective by the SEC within the specified time periods, or (iii) available (with certain limited exceptions) after having been declared effective.

The foregoing description of the SPA, the Investment Agreement, and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the SPA, the Investment Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.  The SPA, the Investment Agreement, and the Registration Rights Agreement have been attached as exhibits to this Current Report on Form 8-K solely in order to provide investors and security holders with information regarding their respective terms.  They are not intended to provide any other financial or other information about Royal or its subsidiaries.  The representations, warranties and covenants contained in each such agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the parties to such agreement, and may be subject to standards of materiality applicable to the parties thereto that differ from to those applicable to other investors.  Other investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Royal or any of its subsidiaries.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of each such agreement, which subsequent information may or may not be fully reflected in public disclosures by Royal.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.  The issuance and sale of the shares of Class A common stock in the Private Placement is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D, as a transaction by an issuer not involving a public offering.

Assuming that Royal issues all of the Class A shares for which it has entered into agreements and binding commitments in the Private Placement, the total consideration for such shares will be approximately $14.0 million.  No underwriting discounts, fees, or commissions will be paid by Royal or the purchasers in connection with the issuance of such shares.  The closing on the sale of such shares will occur after the results of the Auction have been announced.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits:

10.1	Stock Purchase Agreement dated as of March 10, 2014, by and among Royal Bancshares of Pennsylvania, Inc. and the purchasers named therein.

10.2	Investment Agreement dated as of March 6, 2014, by and between Royal Bancshares of Pennsylvania, Inc. and Emerald Advisers, Inc.

10.3	Registration Rights Agreement dated as of March 10, 2014, by and among Royal Bancshares of Pennsylvania, Inc. and the purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: March 10, 2014
	By:	/s/ Michael S. Thompson
Michael S. Thompson
Chief Financial Officer